Exhibit 22(a)
List of Guarantor Subsidiaries of Lamar Media Corp.
Lamar Media Corp. is the issuer of the (i) 3 3/4% Senior Notes due 2028, (ii) 4% Senior Notes due 2030, (iii) 4 7/8% Senior Notes due 2029 and (iv) 3 5/8% Senior Notes due 2031 (collectively, the “Notes”). The following subsidiaries are guarantors of these Notes as of the last day of the period covered by this report.

Exact Name of Entity as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Alabama Logos, LLC	Alabama
Arizona Logos, L.L.C.	Arizona
Ashby Street Outdoor LLC	Delaware
Ashby Street Outdoor CC, LLC	Delaware
Ashby Street Outdoor Holdings LLC	Delaware
Colorado Logos, LLC	Delaware
Delaware Logos, L.L.C.	Delaware
Douglas Outdoor Advertising of GA., LLC	Georgia
Fairway CCO Indiana, LLC	Delaware
Fairway Media Group, LLC	Delaware
Fairway Outdoor Advertising, LLC	Delaware
Fairway Outdoor Funding, LLC	Delaware
Fairway Outdoor Funding Holdings, LLC	Delaware
Florida Logos, LLC	Florida
FMO Real Estate, LLC	Delaware
Georgia Logos, L.L.C.	Georgia
Interstate Logos, L.L.C.	Louisiana
Interstate Logos TRS, LLC	Delaware
Kansas Logos, LLC	Delaware
Kentucky Logos, LLC	Kentucky
Lamar Advantage GP Company, LLC	Delaware
Lamar Advantage Holding Company, LLC	Delaware
Lamar Advantage LP Company, LLC	Delaware
Lamar Advantage Outdoor Company, L.P.	Delaware
Lamar Advertising General Partner, LLC	Delaware
Lamar Advertising Limited Partnership	Delaware
Lamar Advertising of Colorado Springs, L.L.C.	Colorado
Lamar Advertising of Louisiana, L.L.C.	Louisiana
Lamar Advertising of Michigan, LLC	Delaware
Lamar Advertising of Penn, LLC	Delaware
Lamar Advertising of South Dakota, L.L.C.	South Dakota
Lamar Advertising of Youngstown, LLC	Delaware
Lamar Advertising Southwest, LLC	Delaware
Lamar Air, L.L.C.	Louisiana
Lamar Airport Advertising Company	Nevada
Lamar Central Outdoor, LLC	Delaware
Lamar Electrical, LLC	Delaware
Lamar-Fairway Blocker 1, LLC	Delaware
Lamar-Fairway Blocker 2, LLC	Delaware
Lamar Florida, L.L.C.	Florida
Lamar Investments, LLC	Delaware

Exact Name of Entity as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Lamar Obie Company, LLC	Delaware
Lamar OCI North, L.L.C.	Delaware
Lamar OCI South, LLC	Delaware
Lamar Ohio Outdoor Holding, LLC	Delaware
Lamar Service Company, LLC	Delaware
Lamar Tennessee, L.L.C.	Tennessee
Lamar Texas Limited Partnership	Texas
Lamar Transit, LLC	Delaware
Lamar TRS Holdings, LLC	Delaware
Louisiana Interstate Logos, L.L.C.	Louisiana
Magic Media/Lamar, LLC	Delaware
Magic Media Real Estate, LLC	Delaware
Maine Logos, L.L.C.	Maine
MCC Outdoor, LLC	Georgia
Michigan Logos, LLC	Delaware
Minnesota Logos, LLC	Delaware
Mississippi Logos, L.L.C.	Mississippi
Missouri Logos, LLC	Missouri
Montana Logos, LLC	Montana
Nebraska Logos, LLC	Delaware
Nevada Logos, LLC	Delaware
New Hampshire Logos, L.L.C.	New Hampshire
New Jersey Logos, L.L.C.	New Jersey
New Mexico Logos, LLC	New Mexico
North Carolina Logos, LLC	North Carolina
OBCM, LLC	Delaware
Ohio Logos, LLC	Delaware
Oklahoma Logos, L.L.C.	Oklahoma
Olympus Media/Indiana, LLC	Delaware
Outdoor Marketing Systems, L.L.C.	Pennsylvania
Outdoor Promotions West, LLC	Delaware
Sky High Murals-Colossal Media, LLC	New York
South Carolina Logos, LLC	South Carolina
Tennessee Logos, LLC	Delaware
The Lamar Company, L.L.C.	Louisiana
TLC Farms, L.L.C.	Louisiana
TLC Properties II, LLC	Texas
TLC Properties, LLC	Louisiana
Triumph Outdoor Holdings, LLC	Delaware
Triumph Outdoor Rhode Island, LLC	Delaware
Utah Logos, LLC	Delaware
Virginia Logos, LLC	Virginia
Washington Logos, L.L.C.	Washington
Wisconsin Logos, LLC	Wisconsin